Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: 12/31/2004 Determination Date: 01/12/2005 Distribution Date: 01/18/2005

		Original	Beginning				Total Class		Ending
	Certificate	Certificate	Certificate			Liquidated	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Losses	Distribution	Distribution	Balance

A	2.5500%	94,012,000.00	35,592,927.21	72,908.72	766,129.88	0.00	766,129.88	839,038.60	34,826,797.33
Factors per Thousand				0.77552568	8.14927754		8.14927754	8.92480322	370.45055238

M	3.0700%	2,888,000.00	1,091,456.43	2,691.66	23,560.56	0.00	23,560.56	26,252.22	1,067,895.87
Factors per Thousand				0.93201524	8.15808864		8.15808864	9.09010388	369.77003809

B	4.0500%	4,189,247.00	1,588,656.01	5,168.45	34,105.14	0.00	34,105.14	39,273.59	1,554,550.87
Factors per Thousand				1.23374201	8.14111462		8.14111462	9.37485663	371.08121579

Pool		101,089,247.00	38,273,039.65	80,768.83	823,795.58	0.00	823,795.58	904,564.41	37,449,244.07
Totals				0.79898538	8.14919098		8.14919098	8.94817636	370.45724626

Certificate Information

		Interest	Adjusted
		Distribution	Interest
	Accrued	Amount	Distribution	Remittance	Shortfall
Class	Interest	Adjustment	Amount	Rate	Amounts
A	75,635.10	(2,726.38)	72,908.72	2.5500%	0.00
M	2,792.40	(100.74)	2,691.66	3.0700%	0.00
B	5,361.60	(193.15)	5,168.45	4.0500%	0.00

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: 12/31/2004 Determination Date: 01/12/2005 Distribution Date: 01/18/2005

Schedule of Remittance

Aggregate Amount Received	1,144,137.53
Amount Available in the Spread Account	1,804,616.69
Interest Earnings on Spread Account	2,102.56
Letter of Credit Available Amount	5,206,294.99
Monthly Advances	0.00
(Servicing Fee) *	(38,169.07)
(Premium Protection Fee)	(35,753.93)
(Unreimbursed Monthly Advances)	0.00

Available Funds	8,083,228.77

Bond Interest Distributed	80,768.83
Bond Principal Distributed	823,795.58
Escrow Fee	1,913.70
Specified Spread Account Requirement	1,804,616.69
Letter of Credit Available Amount	5,206,294.99
(Required for Spread Account)	0.00
Spread Excess Distributed to Spread Acct Depositor	165,838.98

8,083,228.77

Collateral Information

Aggregate Beginning Principal Balance of Loans		38,273,039.65
Aggregate Ending Principal Balance of Loans		37,449,244.07
Principal Prepayments (Number / Amount)	5	571,597.75
Curtailments		54,005.17
Excess and Monthly Payments		198,192.66
Recoveries on Previous Realized Losses		13,261.54
Interest Received		307,080.41
Amount of Monthly Advance		0.00
Compensating Interest		73.38
Liquidated Losses (Current / Cumulative)	0.00	2,996,765.93
Delinquent 24 mos or Uncollectible (Current / Cumulative)	0.00	8,497,704.43
Specified Spread Account Requirement		1,804,616.69
Transfer from Spread Account to Certificate Account		0.00
Amount on Deposit in Spread Account after all required transfers		1,970,455.67
LOC Available Amount as a percentage of Pool Principal Balance		13.90%
Excess Spread / Extra Interest	65,755.93	116,190.60
Weighted Average SBA Loan Interest Rate		6.6298%
Weighted Average Maturity		175.689

Servicer Withdrawals from Principal and Interest Account
Accrued Unpaid Servicing Fees		$0.00
Unreimbursed Monthly / Servicing Advances		$0.00
Investment Earnings on Permitted Instruments		$0.00
Funds deposted in the account in error		$0.00
Servicing Compensation (paid prior month)		$33,813.26

*	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: 12/31/2004 Determination Date: 01/12/2005 Distribution Date: 01/18/2005

Exhibit K

Outstanding Balance - Pool	37,449,244.07
# Accounts	293

Delinquent Information	# Loans	Pool Amount	Pool %

Delinquent 1-29 Days	128	17,118,401.91	45.711%
Delinquent 30-59 Days	9	1,523,549.70	4.068%
Delinquent 60-89 Days	2	270,941.38	0.723%
Delinquent 90-179	4	1,067,018.85	2.849%
Delinquent 180-719	2	121,764.54	0.325%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	145	20,101,676.38	53.676%

Outstanding Balance - Gross	107,358,567.69
# Accounts	293

Delinquent Information	# Loans	Gross Amount	Gross %

Delinquent 1-29 Days	128	48,089,596.25	44.793%
Delinquent 30-59 Days	9	4,359,896.08	4.061%
Delinquent 60-89 Days	2	1,083,764.96	1.009%
Delinquent 90-179	4	2,358,409.56	2.197%
Delinquent 180-719	2	487,057.71	0.454%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	145	56,378,724.56	52.514%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: 12/31/2004 Determination Date: 01/12/2005 Distribution Date: 01/18/2005

Series 1999-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii), is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause		Class A	Class M		Class B		Pool
(ii)		379	378		379		379
(iii)		0	0		0		6
(iv)		0	0		0		1
(v)		0	0		0		2
(x) (a&b)	(i)	1		1		1		1
	(ii)	0	0		0		0
	(iii)	0	0		0		0
	total	1	1		1		1

(x) (c&d)	(i)	8	8		8		8
	(ii)	0	0		0		0
	(iii)	0	0		0		0
	(iv)	0	0		0		0
	(v)	0	0		0		0
	(vi)	0	0		0		0
	(vii)	0	0		0		0
	total	8	8		8		8
(xii)		370	370		371		370

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: 12/31/2004 Determination Date: 01/12/2005 Distribution Date: 01/18/2005

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia SBA Lending, Inc., complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1999 pertaining to Series 1999-1 in preparing the accompanying Servicer’s Certificate.

Wachovia SBA Lending, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300